SECURITY AGREEMENT

DATE AND PARTIES. The date of this Security Agreement (Agreement) is January 2, 2008. The parties and their addresses are:

SECURED PARTY:

CARDINAL BANK 8270 Greensboro Drive Suite 500 McLean, Virginia 22102

DEBTOR:

WIDEPOINT CORPORATION a Delaware Corporation One Lincoln Centre 18W140 Butterfield Road, Suite 1100 Oakbrook Terrace, Illinois 60181

WIDEPOINT IL, INC. an Illinois Corporation One Lincoln Centre 18W140 Butterfield Road, Suite 1100 Oakbrook Terrace, Illinois 60181

WP NBIL, INC. an Illinois Corporation One Lincoln Centre 18W140 Butterfield Road, Suite 1100 Oakbrook Terrace, Illinois 60181

CHESAPEAKE GOVERNMENT TECHNOLOGIES, INC. a Delaware Corporation One Lincoln Centre 18W140 Butterfield Road, Suite 1100 Oakbrook Terrace, Illinois 60181

OPERATIONAL RESEARCH CONSULTANTS, INC. a Virginia Corporation 11250 Waples Mills, South Tower Suite 250 Fairfax, Virginia 22030

ISYS, LLC a Virginia Limited Liability Company One Lincoln Center 18W140 Butterfield Road, Suite 1100 Oakbrook Terrace, Illinois 60181

The pronouns “you” and “your” refer to the Secured Party. The pronouns “I,” “me” and “my” refer to each person or entity signing this Agreement as Debtor and agreeing to give the Property described in this Agreement as security for the Secured Debts.

1. SECURED DEBTS. This Agreement will secure the following Secured Debts:

A. Specific Debts. The following debts and all extensions, renewals, refinancings, modifications and replacements. A promissory note or other agreement, No. CL522040275-1, dated January 2, 2008, from me to you, in the amount of $5,000,000.00.

B. Sums Advanced. All sums advanced and expenses incurred by you under the terms of this Agreement.

2. SECURITY INTEREST. To secure the payment and performance of the Secured Debts, I give you a security interest in all of the Property described in this Agreement that I own or have sufficient rights in which to transfer an interest, now or in the future, wherever the Property is or will be located, and all proceeds and products from the Property (including, but not limited to, all parts, accessories, repairs, replacements, improvements, and accessions to the Property). Property is all the collateral given as security for the Secured Debts and described in this Agreement, and includes all obligations that support the payment or performance of the Property. “Proceeds” includes anything acquired upon the sale, lease, license, exchange, or other disposition of the Property; any rights and claims arising from the Property; and any collections and distributions on account of the Property.

WidePoint Corporation
Virginia Security Agreement		Initials
_____
VA/4HancockD00725200004266024123107Y	-1996 Bankers Systems, Inc., St. Cloud, MN C	Page 1

This Agreement remains in effect until terminated in writing, even if the Secured Debts are paid and you are no longer obligated to advance funds to me under any loan or credit agreement.

3. PROPERTY DESCRIPTION. The Property is described as follows:

A. Inventory. All inventory which I hold for ultimate sale or lease, or which has been or will be supplied under contracts of service, or which are raw materials, work in process, or materials used or consumed in my business.

B. Accounts and Other Rights to Payment. All rights I have now or in the future to payments including, but not limited to, payment for property or services sold, leased, rented, licensed, or assigned, whether or not I have earned such payment by performance. This includes any rights and interests (including all liens and security interests) which I may have by law or agreement against any Account Debtor or obligor of mine.

C. General Intangibles. All general intangibles including, but not limited to, tax refunds, applications for patents, patents, copyrights, trademarks, trade secrets, good will, trade names, customer lists, permits and franchises, payment intangibles, computer programs and all supporting information provided in connection with a transaction relating to computer programs, and the right to use my name.

D. Equipment. All equipment including, but not limited to, all machinery, vehicles, furniture, fixtures, manufacturing equipment, farm machinery and equipment, shop equipment, office and recordkeeping equipment, and parts and tools. All equipment described in a list or schedule which I give to you will also be included in the Property, but such a list is not necessary for a valid security interest in my equipment.

4. WARRANTIES AND REPRESENTATIONS. I make to you the following warranties and representations which will continue as long as this Agreement is in effect:

A. Power. I am duly organized, and validly existing and in good standing in all jurisdictions in which I operate. I have the power and authority to enter into this transaction and to carry on my business or activity as it is now being conducted and, as applicable, am qualified to do so in each jurisdiction in which I operate.

B. Authority. The execution, delivery and performance of this Agreement and the obligation evidenced by this Agreement are within my powers, have been duly authorized, have received all necessary governmental approval, will not violate any provision of law, or order of court or governmental agency, and will not violate any agreement to which I am a party or to which I am or any of my property is subject.

C. Name and Location. My name indicated in the DATE AND PARTIES section is my exact legal name. WidePoint Corporation is an organization registered under the laws of Delaware. Widepoint IL, Inc. is an organization registered under the laws of Illinois. WP NBIL, Inc. is an organization registered under the laws of Illinois. Chesapeake Government Technologies, Inc. is an organization registered under the laws of Delaware. Operational Research Consultants, Inc. is an organization registered under the laws of Virginia. iSYS, LLC is an organization registered under the laws of Virginia. I will provide verification of registration and location upon your request. I will provide you with at least 30 days notice prior to any change in my name, address, or state of organization or registration.

D. Business Name. Other than previously disclosed in writing to you I have not changed my name or principal place of business within the last 10 years and have not used any other trade or fictitious name. Without your prior written consent, I do not and will not use any other name and will preserve my existing name, trade names and franchises.

E. Ownership of Property. I represent that I own all of the Property. Your claim to the Property is ahead of the claims of any other creditor, except as disclosed in writing to you prior to any advance on the Secured Debts. I represent that I am the original owner of the Property and, if I am not, that I have provided you with a list of prior owners of the Property.

5. DUTIES TOWARD PROPERTY.

A. Protection of Secured Party’s Interest. I will defend the Property against any other claim. I agree to do whatever you require to protect your security interest and to keep your claim in the Property ahead of the claims of other creditors. I will not do anything to harm your position.

I will keep books, records and accounts about the Property and my business in general. I will let you examine these and make copies at any reasonable time. I will prepare any report or accounting you request which deals with the Property.

B. Use, Location, and Protection of the Property. I will keep the Property in my possession and in good repair. I will use it only for commercial purposes. I will not change this specified use without your prior written consent. You have the right of reasonable access to inspect the Property and I will immediately inform you of any loss or damage to the Property. I will not cause or permit waste to the Property.

I will keep the Property at my address listed in the DATE AND PARTIES section unless we agree I may keep it at another location. If the Property is to be used in other states, I will give you a list of those states. The location of the Property is given to aid in the identification of the Property. It does not in any way limit the scope of the security interest granted to you. I will notify you in writing and obtain your prior written consent to any change in location of any of the Property. I will not use the Property in violation of any law. I will notify you in writing prior to any change in my address, name or, if an organization, any change in my identity or structure.

WidePoint Corporation
Virginia Security Agreement		Initials
_____
VA/4HancockD00725200004266024123107Y	-1996 Bankers Systems, Inc., St. Cloud, MN C	Page 2

Until the Secured Debts are fully paid and this Agreement is terminated, I will not grant a security interest in any of the Property without your prior written consent. I will pay all taxes and assessments levied or assessed against me or the Property and provide timely proof of payment of these taxes and assessments upon request.

C. Selling, Leasing or Encumbering the Property. I will not sell, offer to sell, lease, or otherwise transfer or encumber the Property without your prior written permission, except for Inventory sold in the ordinary course of business at fair market value, or at a minimum price established between you and me. If I am in default under this Agreement, I may not sell the Inventory portion of the Property even in the ordinary course of business. Any disposition of the Property contrary to this Agreement will violate your rights. Your permission to sell the Property may be reasonably withheld without regard to the creditworthiness of any buyer or transferee. I will not permit the Property to be the subject of any court order affecting my rights to the Property in any action by anyone other than you. If the Property includes chattel paper or instruments, either as original collateral or as proceeds of the Property, I will note your security interest on the face of the chattel paper or instruments.

D. Additional Duties Specific to Accounts. I will not settle any Account for less than its full value without your written permission, unless (a) I provide Lender with a modified borrowing base calculation which incorporates the proposed discounted Account settlement, and (b) if such modified borrowing base shall indicate that the outstanding loan balance exceeds the allowable advance limit, I will repay the loan balance to such extent as to restore compliance with the borrowing base. Until you tell me otherwise, I will collect all Accounts in the ordinary course of business. I will not dispose of the Accounts by assignment without your prior written consent. I will keep the proceeds from all the Accounts and any goods which are returned to me or which I take back. I will not commingle them with any of my other property. I will deliver the Accounts to you at your request. If you ask me to pay you the full price on any returned items or items retaken by me, I will do so. I will make no material change in the terms of any Account, and I will give you any statements, reports, certificates, lists of Account Debtors (showing names, addresses and amounts owing), invoices applicable to each Account, and other data in any way pertaining to the Accounts as you may request.

6. INSURANCE. I agree to keep the Property insured against the risks reasonably associated with the Property. I will maintain this insurance in the amounts you require. This insurance will last until the Property is released from this Agreement. I may choose the insurance company, subject to your approval, which will not be unreasonably withheld.

I will have the insurance company name you as loss payee on any insurance policy. I will give you and the insurance company immediate notice of any loss. You may apply the insurance proceeds toward what is owed on the Secured Debts. You may require added security as a condition of permitting any insurance proceeds to be used to repair or replace the Property. If you acquire the Property in damaged condition, my right to any insurance policies and proceeds will pass to you to the extent of the Secured Debts.

I will immediately notify you of cancellation or termination of insurance. If I fail to keep the Property insured, you may obtain insurance to protect your interest in the Property. This insurance may include coverages not originally required of me, may be written by a company other than one I would choose, and may be written at a higher rate than I could obtain if I purchased the insurance.

7. COLLECTION RIGHTS OF THE SECURED PARTY. Account Debtor means the person who is obligated on an account, chattel paper, or general intangible. I authorize you to notify my Account Debtors of your security interest and to deal with the Account Debtors’ obligations at your discretion. You may enforce the obligations of an Account Debtor, exercising any of my rights with respect to the Account Debtors’ obligations to make payment or otherwise render performance to me, including the enforcement of any security interest that secures such obligations. You may apply proceeds received from the Account Debtors to the Secured Debts or you may release such proceeds to me.

I specifically and irrevocably authorize you to exercise any of the following powers at my expense, without limitation, until the Secured Debts are paid in full (it being understood between Borrower and Lender however, that Lender would only exercise such powers after an event of default, and subsequent to the observation of any defined response period.

A. demand payment and enforce collection from any Account Debtor or Obligor by suit or otherwise.

B. enforce any security interest, lien or encumbrance given to secure the payment or performance of any Account Debtor or any obligation constituting Property.

C. file proofs of claim or similar documents in the event of bankruptcy, insolvency or death of any person obligated as an Account Debtor.

D. compromise, release, extend, or exchange any indebtedness of an Account Debtor.

E. take control of any proceeds of the Account Debtors’ obligations and any returned or repossessed goods.

F. endorse all payments by any Account Debtor which may come into your possession as payable to me.

WidePoint Corporation
Virginia Security Agreement		Initials
_____
VA/4HancockD00725200004266024123107Y	-1996 Bankers Systems, Inc., St. Cloud, MN C	Page 3

G. deal in all respects as the holder and owner of the Account Debtors’ obligations.

8. AUTHORITY TO PERFORM. I authorize you to do anything you deem reasonably necessary to protect the Property, and perfect and continue your security interest in the Property. If I fail to perform any of my duties under this Agreement or any other security interest, you are authorized, without notice to me, to perform the duties or cause them to be performed. These authorizations include, but are not limited to, permission to:

A. pay and discharge taxes, liens, security interests or other encumbrances at any time levied or placed on the Property.

B. pay any rents or other charges under any lease affecting the Property.

C. order and pay for the repair, maintenance and preservation of the Property.

D. sign, when permitted by law, and file any financing statements on my behalf and pay for filing and recording fees pertaining to the Property.

E. place a note on any chattel paper indicating your interest in the Property.

F. take any action you feel necessary to realize on the Property, including performing any part of a contract or endorsing it in my name.

G. handle any suits or other proceedings involving the Property in my name.

H. prepare, file, and sign my name to any necessary reports or accountings.

I. make an entry on my books and records showing the existence of this Agreement.

J. notify any Account Debtor of your interest in the Property and tell the Account Debtor to make payments to you or someone else you name.

If you perform for me, you will use reasonable care. Reasonable care will not include: any steps necessary to preserve rights against prior parties; the duty to send notices, perform services or take any other action in connection with the management of the Property; or the duty to protect, preserve or maintain any security interest given to others by me or other parties. Your authorization to perform for me will not create an obligation to perform and your failure to perform will not preclude you from exercising any other rights under the law or this Agreement.

If you come into actual or constructive possession of the Property, you will preserve and protect the Property. For purposes of this paragraph, you will be in actual possession of the Property only when you have physical, immediate and exclusive control over the Property and you have affirmatively accepted that control. You will be in constructive possession of the Property only when you have both the power and the intent to exercise control over the Property.

9. DEFAULT. I will be in default if any of the following occur (however, it is understood that Lender will not exercise any of its allowed remedies without first: (a) providing written notification to Borrower of the event of default, and (b) observing any response period that it allows for in said notification):

A. Payments. I fail to make a payment in full when due.

B. Insolvency or Bankruptcy. I make an assignment for the benefit of creditors or become insolvent, either because my liabilities exceed my assets or I am unable to pay my debts as they become due; or I petition for protection under federal, state or local bankruptcy, insolvency or debtor relief laws, or am the subject of a petition or action under such laws and fail to have the petition or action dismissed within a reasonable period of time not to exceed 60 days.

C. Business Termination. I merge, dissolve, reorganize, end my business or existence, or a partner or majority owner dies or is declared legally incompetent.

D. Failure to Perform. I fail to perform any condition or to keep any promise or covenant of this Agreement.

E. Other Documents. A default occurs under the terms of any other transaction document.

F. Other Agreements. I am in default on any other debt or agreement I have with you.

G. Misrepresentation. I make any verbal or written statement or provide any financial information that is untrue, inaccurate, or conceals a material fact at the time it is made or provided.

H. Judgment. I fail to satisfy or appeal any judgment against me.

I. Forfeiture. The Property is used in a manner or for a purpose that threatens confiscation by a legal authority.

J. Name Change. I change my name or assume an additional name without notifying you before making such a change.

K. Property Transfer. I transfer all or a substantial part of my money or property.

L. Property Value. The value of the Property declines or is impaired.

M. Material Change. Without first notifying you, there is a material change in my business, including ownership, management, and financial conditions.

10. REMEDIES. After I default, and after you give any legally required notice and opportunity to cure the default, you may at your option do any one or more of the following.

WidePoint Corporation
Virginia Security Agreement		Initials
_____
VA/4HancockD00725200004266024123107Y	-1996 Bankers Systems, Inc., St. Cloud, MN C	Page 4

A. Acceleration. You may make all or any part of the amount owing by the terms of the Secured Debts immediately due.

B. Sources. You may use any and all remedies you have under state or federal law or in any instrument evidencing or pertaining to the Secured Debts.

C. Insurance Benefits. You may make a claim for any and all insurance benefits or refunds that may be available on my default.

D. Payments Made On My Behalf. Amounts advanced on my behalf will be immediately due and may be added to the Secured Debts.

E. Assembly of Property. You may require me to gather the Property and make it available to you in a reasonable fashion.

F. Repossession. You may repossess the Property so long as the repossession does not involve a breach of the peace. You may sell the Property as provided by law. You may apply what you receive from the sale of the Property to your expenses, your reasonable attorneys’ fees and legal expenses (where not prohibited by law), and any debt I owe you. If what you receive from the sale of the Property does not satisfy the debt, I will be liable for the deficiency (where permitted by law). In some cases, you may keep the Property to satisfy the debt.

Where a notice is required, I agree that ten days prior written notice sent by first class mail to my address listed in this Agreement will be reasonable notice to me under the Virginia Uniform Commercial Code. If the Property is perishable or threatens to decline speedily in value, you may, without notice to me, dispose of any or all of the Property in a commercially reasonable manner at my expense following any commercially reasonable preparation or processing.

If any items not otherwise subject to this Agreement are contained in the Property when you take possession, you may hold these items for me at my risk and you will not be liable for taking possession of them.

G. Use and Operation. You may enter upon my premises and take possession of all or any part of my property for the purpose of preserving the Property or its value, so long as you do not breach the peace. You may use and operate my property for the length of time you feel is necessary to protect your interest, all without payment or compensation to me.

H. Waiver. By choosing any one or more of these remedies you do not give up your right to use any other remedy. You do not waive a default if you choose not to use a remedy. By electing not to use any remedy, you do not waive your right to later consider the event a default and to use any remedies if the default continues or occurs again.

11. WAIVER OF CLAIMS. I waive all claims for loss or damage caused by your acts or omissions where you acted reasonably and in good faith.

12. PERFECTION OF SECURITY INTEREST. I authorize you to file a financing statement covering the Property. I will comply with, facilitate, and otherwise assist you in connection with obtaining perfection or control over the Property for purposes of perfecting your security interest under the Uniform Commercial Code.

13. APPLICABLE LAW. This Agreement is governed by the laws of Virginia, the United States of America and to the extent required, by the laws of the jurisdiction where the Property is located. In the event of a dispute, the exclusive forum, venue and place of jurisdiction will be in Virginia, unless otherwise required by law.

14. JOINT AND INDIVIDUAL LIABILITY AND SUCCESSORS. Each Debtor’s obligations under this Agreement are independent of the obligations of any other Debtor. You may sue each Debtor individually or together with any other Debtor. You may release any part of the Property and I will still be obligated under this Agreement for the remaining Property. The duties and benefits of this Agreement will bind and benefit the successors and assigns of you and me.

15. AMENDMENT, INTEGRATION AND SEVERABILITY. This Agreement may not be amended or modified by oral agreement. No amendment or modification of this Agreement is effective unless made in writing and executed by you and me. This Agreement is the complete and final expression of the understanding between you and me. If any provision of this Agreement is unenforceable, then the unenforceable provision will be severed and the remaining provisions will still be enforceable.

16. INTERPRETATION. Whenever used, the singular includes the plural and the plural includes the singular. The section headings are for convenience only and are not to be used to interpret or define the terms of this Agreement.

17. NOTICE, FINANCIAL REPORTS AND ADDITIONAL DOCUMENTS. Unless otherwise required by law, any notice will be given by delivering it or mailing it by first class mail to the appropriate party’s address listed in the DATE AND PARTIES section, or to any other address designated in writing. Notice to one party will be deemed to be notice to all parties. I will inform you in writing of any change in my name, address or other application information. I will provide you any financial statement or information you request. All financial statements and information I give you will be correct and complete. I agree to sign, deliver, and file any additional documents or certifications that you may consider necessary to perfect, continue, and preserve my obligations under this Agreement and to confirm your lien status on any Property. Time is of the essence.

WidePoint Corporation
Virginia Security Agreement		Initials
_____
VA/4HancockD00725200004266024123107Y	-1996 Bankers Systems, Inc., St. Cloud, MN C	Page 5

SIGNATURES. By signing under seal, I agree to the terms contained in this Agreement. I also acknowledge receipt of a copy of this Agreement.

DEBTOR:

WidePoint Corporation
By_________________________________ (Seal)
James T. McCubbin, Vice President
Widepoint IL, Inc.
By_________________________________ (Seal)
James T. McCubbin, Vice President
WP NBIL, Inc.
By_________________________________ (Seal)
James T. McCubbin, Vice President
Chesapeake Government Technologies, Inc.
By_________________________________ (Seal)
James T. McCubbin, Vice President
Operational Research Consultants, Inc.
By_________________________________ (Seal)
James T. McCubbin, Vice President
iSYS, LLC
By_________________________________ (Seal)
James T. McCubbin, Vice President

WidePoint Corporation
Virginia Security Agreement		Initials
_____
VA/4HancockD00725200004266024123107Y	-1996 Bankers Systems, Inc., St. Cloud, MN C	Page 6